                                                                   EXHIBIT 10.24


                              [/\#/\] CERTAIN CONFIDENTIAL INFORMATION CONTAINED
                                  IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN
                                OMITTED AND FILED SEPARATELY WITH THE SECURITIES
                                    AND EXCHANGE COMMISSION PURSUANT TO RULE 406
                                      OF THE SECURITIES ACT OF 1933, AS AMENDED.

                       COLLABORATION AND OPTION AGREEMENT

                                 by and between

                                  MYOGEN, INC.

                                       and

                NOVARTIS INSTITUTES FOR BIOMEDICAL RESEARCH, INC.

                              [/\#/\] CERTAIN CONFIDENTIAL INFORMATION CONTAINED
                                  IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN
                                OMITTED AND FILED SEPARATELY WITH THE SECURITIES
                                    AND EXCHANGE COMMISSION PURSUANT TO RULE 406
                                      OF THE SECURITIES ACT OF 1933, AS AMENDED.


                       COLLABORATION AND OPTION AGREEMENT

         This Agreement is made this 8th day of October, 2003 (the "Effective Date") by and between Myogen, Inc. ("Myogen"), a Delaware corporation with principal offices at 7575 W. 103rd Avenue, Westminster, Colorado 80021, and Novartis Institutes for BioMedical Research, Inc. ("NIBRI"), a Delaware corporation with principal offices at 400 Technology Square, Cambridge, Massachusetts 02139.

                                  INTRODUCTION

         WHEREAS, Myogen is a biotechnology company with expertise and experience in identifying Targets relating to, and discovering, developing and commercializing compounds aimed at treating, cardiovascular disease;

         WHEREAS, NIBRI and its Affiliates are interested in developing and commercializing drugs targeting the Myogen Targets using their expertise in developing, manufacturing, marketing and selling pharmaceuticals worldwide;

         WHEREAS, both parties desire to enter into a collaboration the objective of which will be to identify and validate compounds which act on the Myogen Targets, and thereafter for NIBRI and its Affiliates to have the option to develop, market and sell certain of those compounds as drugs upon the terms set forth herein and in a License, Development and Commercialization Agreement identical in substance to EXHIBIT A hereto;

         NOW THEREFORE, in consideration of the mutual covenants set forth in this Agreement, and other good and valuable consideration, the parties agree as follows:

                                    ARTICLE I

                                   DEFINITIONS


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         1.1. "ACTIVE COMPOUND" shall mean any chemical compound that has a specific, desired therapeutic action on, interaction on, or modulation of a Myogen Target or a Collaboration Target, and any and all compounds having the same Active Moiety as such Active Compound, whether a small molecule, protein or antibody.

         1.2. "ACTIVE MOIETY" shall have the meaning assigned to that term under 21 CFR 314.108(a), as such regulation is in effect on the Effective Date; namely: "the molecule or ion excluding those appended portions of the molecule that cause the drug to be an ester, salt (including a salt with hydrogen or coordination bonds), or other noncovalent derivative (such as a complex, a chelate or clathrate) of the molecule, responsible for the physiological or pharmacological action of the drug substance."

         1.3. "AFFILIATE" shall mean, with respect to any Person, any other Person that, directly or indirectly, by itself or through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Control will be presumed if one Person owns, either of record or beneficially, at least 50% of the voting stock of any other Person. Such other relationship as in fact results in actual control over the management, business, and affairs of a Person shall also be deemed to constitute control; provided, however, that no Person shall be deemed to exercise control over another Person solely because the latter relies on the former for a majority of its business. A Person will be deemed an Affiliate only so long as such ownership or control relationship continues. In the case of NIBRI, "Affiliates" shall also expressly be deemed to include the Novartis Institute for Functional Genomics, Inc., and the Friedrich Miescher Institute for BioMedical Research and their respective Affiliates.

         1.4. "COLLABORATION COMPOUND" shall mean any new chemical compound synthesized for the first time or identified for the first time as an Active Compound in the course of the Research Program, but shall explicitly exclude the NIBRI Compounds.

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         1.5. "COLLABORATION TARGET" shall mean any Target identified for the first time in the course of the Research Program or a Development Program.

         1.6. "COLLABORATION TECHNOLOGY" shall mean any Technology that relates to Collaboration Targets and/or Collaboration Compounds.

         1.7. "COMPOUND" shall mean any Myogen Compound, NIBRI Compound, or Collaboration Compound and other compounds having the same Active Moiety as a Myogen Compound, NIBRI Compound, or Collaboration Compound.

         1.8. "CONTROLLED" shall mean, with respect to a Compound, Target, or Technology, the legal authority or right of a party hereto to grant a license or sublicense of intellectual property rights to another party hereto, or to otherwise disclose proprietary or trade secret information to such other party, without breaching the terms of any agreement with a Third Party, infringing upon the intellectual property rights of a Third Party, or misappropriating the proprietary or trade secret information of a Third Party.

         1.9. "CRITICAL ISSUES" shall have the meaning set forth in Section
2.7.2 hereof.

         1.10. "DEVELOPMENT CANDIDATE" shall mean a NIBRI Compound, Myogen Compound or Collaboration Compound, together with the Myogen Target or Collaboration Target on which it has therapeutic action, as to which NIBRI exercises its Option pursuant to Section 4.4 of this Agreement to license for development in the Field.

         1.11. "DEVELOPMENT PROGRAM" shall mean activities associated with development of a Development Candidate as specified in the License Agreement.

         1.12. "EFFECTIVE DATE" shall mean the effective date of this Agreement as set forth on the first page hereof.

         1.13. "FIELD" shall mean the research, treatment, prognosis, diagnosis, prophylaxis, and monitoring of heart muscle disease.

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         1.14. "FTE" shall mean the equivalent of the work of one Myogen scientist or other project managerial professional, full time for one year, which equates to a total of [/\#/\] hours per year of work, on or directly related to the Research Program, including attendance at relevant scientific seminars and symposia. FTEs shall include equivalent scientific work in the Research Program delegated to and carried out by contractors (including Myogen's academic collaborators) under the general direction of Myogen scientists. The annual rate per FTE shall be [/\#/\].

         1.15. "GCP" shall mean the current Good Clinical Practice standards for clinical trials for pharmaceuticals, as set forth in the Food, Drug and Cosmetic Act and applicable regulations promulgated thereunder, as amended from time to time, and such standards of good clinical practice as are required by the regulatory authorities of the organizations and governmental agencies in countries in which Drug Products (as defined in the License Agreement) are intended to be sold.

         1.16. "GLP" shall mean the current Good Laboratory Practices regulations promulgated by the Food and Drug Administration, published at 21 CFR
Part 58, as such regulations may be from time to time amended, and such equivalent regulations or standards of countries outside the United States as may be applicable to activities conducted hereunder.

         1.17. "IND" shall mean an application to the Food and Drug Administration, the filing of which is necessary to commence clinical testing of Compounds in humans, or the equivalent application to the equivalent agency in any other country or group of countries.

         1.18. "IN VIVO VALIDATION" means, with respect to a Myogen Compound, Collaboration Compound or NIBRI Compound, the achievement of physiologically significant activity in an appropriate in vivo model or models, where the level of physiological significance and the in vivo model(s) to be used will be specified by the JSC with respect to High Priority Targets and Low Priority Targets and by Myogen with respect to Extra-Collaboration Targets.

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         1.19. "JOINT STEERING COMMITTEE" or "JSC" shall have the meaning set forth in Section 2.4 hereof.

         1.20. "KNOW-HOW" means all Technology other than inventions that are the subject of Patents.

         1.21. "LICENSE AGREEMENT" shall mean the License, Development and Commercialization Agreement, identical in substance to EXHIBIT A hereto, to be executed by Myogen and NIBRI with respect to each Development Candidate.

         1.22. "MYOGEN COMPOUND" shall mean any Active Compound that is Controlled by Myogen and is identified and/or synthesized by Myogen, its Affiliates, and/or its external academic collaborators in the Field, except for any Active Compound that has therapeutic action against both a Myogen Target and Targets within Myogen's HDAC inhibitor program.

         1.23. "MYOGEN KNOW-HOW" shall mean all Know-How of Myogen or its Affiliates relating to a Myogen Compound, a Collaboration Compound, a Collaboration Target, or a Myogen Target or relating to or used in connection with the Research Program.

         1.24. "MYOGEN PATENTS" shall mean any Patents Controlled by Myogen or any of its Affiliates relating to the Myogen Targets, Myogen Compounds, Collaboration Targets, Collaboration Compounds, and methods or reagents used in identifying, using, developing or manufacturing such Myogen Targets, Myogen Compounds, Collaboration Targets, and Collaboration Compounds, as applicable. A list of Myogen Patents is appended hereto as Schedule 1.24 and will be updated periodically to reflect additions thereto during the course of this Agreement.

         1.25. "MYOGEN TARGET" shall mean any Target Controlled by Myogen and identified and/or synthesized by Myogen, its Affiliates, and/or its external academic collaborators in the Field, excluding any Targets within Myogen's HDAC inhibitor program. A list of Myogen Targets as of the Effective Date is set forth on Schedule 1.25 appended hereto. Such Schedule


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1.25 may be updated periodically to reflect additions thereto during the course of this Agreement.

         1.26. "MYOGEN TECHNOLOGY" shall mean all Myogen Patents and Myogen Know-How.

         1.27. "NIBRI COMPETITOR" means a Person with annual pharmaceutical sales of [/\#/\] or more.

         1.28. "NIBRI COMPOUND" shall mean any Active Compound synthesized, identified, or Controlled by NIBRI and/or its Affiliates.

         1.29. "NIBRI KNOW-HOW" shall mean all Know-How of NIBRI or its Affiliates relating to a NIBRI Compound, a Collaboration Compound, a Collaboration Target, or a Myogen Target.

         1.30. "NIBRI PATENTS" shall mean any Patents Controlled by NIBRI or any of its Affiliates relating to NIBRI Compounds, Collaboration Compounds, Myogen Targets, Collaboration Targets, and methods or reagents used in identifying, developing, or manufacturing such NIBRI Compounds, Collaboration Targets, and Collaboration Compounds, as applicable, as in effect on the Effective Date and at any time during the term of this Agreement.

         1.31. "NIBRI TECHNOLOGY" shall mean all NIBRI Patents and NIBRI
Know-How.

         1.32. "PATENTS" means all existing patents and patent applications and all patent applications hereafter filed, including any continuation, continuation-in-part, division, provisional or any substitute applications, any patent issued with respect to any such patent applications, any reissue, reexamination, renewal or extension (including any supplementary protection certificate) of any such patent, and any confirmation patent or registration patent or patent of addition based on any such patent, and all foreign counterparts of any of the foregoing.

         1.33. "PERSON" means any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

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         1.34. "RESEARCH PLAN" shall have the meaning set forth in Section 2.3.1 hereof.

         1.35. "RESEARCH PROGRAM" shall mean research activities and development activities undertaken under this Agreement, associated with the identification, design and development of Targets, Compounds and Development Candidates as provided herein, including but not limited to: identification and initial testing of Targets and Compounds; selection of Development Candidates from Targets and Compounds and preparation for preclinical assessment of those Development Candidates; formulation and manufacture of Development Candidates for use in preclinical and clinical studies performed in accordance with GCP; preclinical animal studies performed in accordance with GLP (or the applicable equivalent); planning, implementation, administration and evaluation of human clinical trials performed in accordance with GCP and included in Proof of Concept studies; and manufacturing process development and scale-up as appropriate at the stage of development encompassed within the Proof of Concept studies.

         1.36. "RESEARCH PROGRAM COSTS" shall mean extraordinary external expenses and capital costs that are approved in advance by the JSC and incurred by or on behalf of a party in connection with the conduct of the Research Program.

         1.37. "RESEARCH YEAR" means a twelve (12) month period during the term of a Research Program commencing on October 1 of a given year, and ending on September 30 of the following year. The first Research Year hereunder shall be deemed to have commenced on October 1, 2003.

         1.38. "TARGET" shall mean any biological entity identified as being potentially involved in one or more disease states.

         1.39. "TECHNOLOGY" shall mean all data, technical information, know-how, experience, inventions (whether or not patented), trade secrets, processes and methods discovered, developed or applied (with the consent of its owner) and Controlled by either party or its Affiliates, in connection with performance by either party under the Research Program, or in connection with the conduct of a Development Program under the License Agreement, that relate to the research,


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development, utilization, manufacture or use of Compounds, Targets, or
Development Candidates, as applicable.


         1.40. "TERRITORY" shall mean worldwide.


         1.41. "THIRD PARTY" shall mean any Person that is not a party or an Affiliate of any party to this Agreement.

         1.42. "WIND-DOWN PERIOD" shall have the meaning set forth in Section
9.4 hereof.

         1.43. "WORK PLAN" shall have the meaning set forth in Section 2.3.2 hereof.

         Capitalized terms used but not otherwise defined herein that are defined in the License Agreement shall have the meaning ascribed to them therein.

                                   ARTICLE II

                                RESEARCH PROGRAM

         2.1. COMMENCEMENT.

                  The Research Program shall commence as soon as practicable after the Effective Date. The Joint Steering Committee shall direct the conduct of the Research Program and Myogen and NIBRI shall collaborate in the conduct of the Research Program, with the parties having the roles and responsibilities specified in the Research Plan and/or applicable Work Plans, all as may be deemed appropriate by the Joint Steering Committee. The Joint Steering Committee shall review and coordinate the efforts of the parties with respect to the Research Program.

         2.2. TERM.

                  The Research Program will conclude three (3) years from the Effective Date, unless earlier terminated in accordance with the provisions hereof. Unless earlier terminated in accordance with the provisions hereof, the Research Program may be extended for an additional



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term of either one (1) year or two (2) years, in the sole discretion of NIBRI, upon the provision of written notice to Myogen not later than ninety (90) days prior to the end of the initial three (3) year Research Program term and, thereafter, for additional one (1) year periods upon the mutual written agreement of Myogen and NIBRI prior to the end of the then current Research Year.

         2.3. RESEARCH PLAN; WORK PLANS.

                  2.3.1. Research Plan, Generally. NIBRI, in consultation with Myogen, will prepare an overall research plan (the "Research Plan") for the Research Program. An initial outline of the Research Plan shall be attached to this Agreement as Schedule 2.3.1. A final version of the Research Plan will then be submitted to the Joint Steering Committee for approval at the first meeting of the Joint Steering Committee. The Research Plan will be revised, updated and submitted to the Joint Steering Committee at least semi-annually for its review and comment.

                  2.3.2. Work Plans. Within thirty (30) days of the Effective Date, the parties will agree upon an initial work plan (a "Work Plan") identifying: (a) priorities with respect to programs, Targets, and compounds ("Projects") to be pursued; (b) the responsibilities of each party with respect to the same; (c) the appropriate resources of each party to be committed to the Projects; and (d) developmental milestones, performance criteria, and timeframes with respect to such Projects. The Work Plan shall be submitted for approval at the first meeting of the JSC. It is anticipated that the number of Projects selected for the Work Plan will be no less than three (3) at any time during the collaboration, unless otherwise agreed to by the parties.

                  2.3.3. Plan Review. The Research Plan and all Work Plans will be reviewed as necessary at each meeting of the Joint Steering Committee, and at any other time upon the request of either party, and shall be modified as appropriate to reflect material scientific or commercial developments. Any disagreements between the parties with respect to modification of the Research Plan or a Work Plan will be resolved in accordance with Section 2.7 of this Agreement.

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                  2.3.4. Research Diligence. Each of Myogen and NIBRI shall work diligently and shall use commercially reasonable efforts to fulfill its respective obligations under the Research Plan and any Work Plan.

                  2.3.5. Submission of Reports. Upon achieving the developmental milestones specified in a Work Plan with respect to a particular Project, Myogen and NIBRI will complete and present to the JSC a report containing detailed summaries of the data for the Project specified in the Work Plan.

         2.4. JOINT STEERING COMMITTEE.

                  Upon execution of this Agreement, Myogen and NIBRI will establish a Joint Steering Committee ("JSC"), which shall consist of an equal number of executives or scientists as may be designated by each party from time to time. The JSC shall initially have six (6) members. If the JSC chooses to designate a Committee Chair, the Chair will be appointed from among the members of the JSC designated by NIBRI. The JSC shall hold its first meeting within thirty (30) days of the Effective Date. Thereafter, the JSC shall meet quarterly, or with such other frequency as may be established by the JSC (but in no event less often than three (3) times per year), and at such time and location as may be established by the JSC, for the following purposes:

                  (a) Provide general oversight of the entire collaboration between Myogen and NIBRI, including the Research Program and any development and commercialization of a Development Candidate under the License Agreement;

                  (b) Periodically review the overall goals and strategy of the Research Program;

                  (c) Prioritize the allocation of resources dedicated to the Research Program;

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                  (d)   Resolve any disagreement between the parties with regard
                        to a particular Development Candidate, and discuss and resolve any other relevant issues submitted to it, in accordance with the dispute resolution procedure set forth in Section 2.7 below; and

                  (e) Address any matters raised under relevant provisions of the License Agreement.

                  The JSC shall have the authority to create project teams for the Research Program, each of which will meet (via telephone or video conference or in person) no less frequently than monthly, and which will report to the JSC on its progress on activities performed on the Research Program. The JSC shall also have the authority to create additional subcommittees as needed. Notwithstanding the foregoing, the JSC shall not have the authority to amend or modify the terms of this Agreement.

         2.5. EXCHANGE OF INFORMATION.

                  2.5.1. Myogen and NIBRI will share information with the JSC, as soon as it is available, necessary to facilitate mutual understanding of the status of the Research Program and decision-making in connection therewith.

                  2.5.2. Neither Myogen nor NIBRI shall use Technology disclosed by the other party (excluding information which is no longer subject to confidentiality restrictions under Article V by reason of the exceptions set forth in Section 5.2(a), (b) and (c)) for any purpose, including the filing of Patent applications containing such information without the other party's consent (which shall not be unreasonably withheld), other than for carrying out the Research Program or discharging its responsibilities under the License Agreement, or as otherwise permitted under the License Agreement.

                  2.5.3. Upon conclusion of the Research Program and subject to the provisions of Section 2.5.4 and Article V hereof, each party shall disclose to the other all technical information known to it which constitutes NIBRI Technology or Myogen Technology, as the case may be.


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                  2.5.4.

                  (a) Neither party shall be entitled to information from the other party concerning know-how or technology discovered or developed by that party outside the Research Program or a Development Program under the License Agreement (except as otherwise provided in the License Agreement) or otherwise unrelated to research or development of Targets, Compounds or Development Candidates under this Agreement or the License Agreement; except that each party must disclose to the JSC in a timely manner any and all know-how and/or technology which it discovers or develops regarding: (i) the Myogen Targets; (ii) the Collaboration Targets; or (iii) any Collaboration Technology.

                  (b) Neither party will apply its rights in any Technology or the use thereof (and will use best efforts to prevent its licensees, if any, from applying similar rights acquired by license) to block or impede the use of such Technology as permitted hereunder by the other party or its assignees or licensees.

         2.6. PRIMARY DATA ACCESS.

                  Myogen and NIBRI shall grant each other access to all data (including, without limitation, all primary data and data contained in laboratory notebooks) generated in the course of performing its obligations under the Research Program. Each party shall have the right, at reasonable intervals and at such party's own expense, to make copies of such data to use and transfer as permitted hereunder.

         2.7 DECISIONS OF THE JSC; RESOLUTION OF DISPUTES.

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                  2.7.1. The JSC shall make decisions unanimously where
possible, but at least by majority vote. In the event of a deadlock, NIBRI shall have the deciding vote on all matters other than those addressed in Section 2.7.2.

                  2.7.2. In the event that the JSC is deadlocked as to: (a) any proposed significant reorientation of the entire Research Program; or (b) any material change in financial or other resources required to be expended by Myogen in connection with the Research Program; ("Critical Issues") then the parties may have the issue resolved in accordance with the dispute resolution mechanism set forth in Section 11.3 hereof.

                                  ARTICLE III

                                    PAYMENTS

         3.1. SIGNATURE PAYMENTS BY NIBRI.

                  Within thirty (30) days of the Effective Date, NIBRI will make an initial payment of four million dollars ($4,000,000) to Myogen, of which: (a) one million ($1,000,000) is in consideration of licenses hereunder; and (b) three million ($3,000,000) is a reimbursement of Myogen's past investment in research and development of the Myogen Technology.

         3.2. ADDITIONAL CASH PAYMENT.

                  NIBRI shall make an additional payment of one million dollars ($1,000,000) within thirty (30) days after the first anniversary of the Effective Date as a reimbursement of Myogen's past involvement in research and development of the Myogen Technology.

         3.3. STAFFING AND RESEARCH SUPPORT PAYMENTS.

                  NIBRI will pay to Myogen: (a) [/\#/\]. The JSC shall determine the exact number of FTEs to be funded by NIBRI in any particular Research Year and the manner in which such FTEs shall be allocated under the Research Program. Between [/\#/\] FTEs shall be funded by NIBRI in any Research Year in connection with the Research Program. Any FTEs greater than

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[/\#/\] require NIBRI's prior approval. The annual rate per FTE shall be
[/\#/\]. The FTEs shall be funded in support of the Research Program under this Agreement.

                  Payments due for each Research Year shall be made by NIBRI to Myogen [/\#/\]. All payments shall be made without deduction for withholding or other similar taxes, in United States dollars to the credit of such bank account as may be designated by Myogen in writing to NIBRI. Any payments which fall due on a date which is a legal holiday in the Commonwealth of Massachusetts may be made on the next following day which is not a legal holiday in the Commonwealth.

                  In the event that NIBRI terminates its participation in the Research Program pursuant to Section 9.4, it shall nevertheless continue during the Wind-Down Period to fund: [/\#/\]

         3.4. RECORDS.

                  Myogen shall keep accurate records and books of accounts containing all data reasonably required for the calculation and verification of FTEs employed by, or equivalents supplied by, Myogen in accordance with the Research Plan.

                  At NIBRI's request, Myogen shall make those records available, no more than once a year, during reasonable working hours, for review by a recognized independent accounting firm acceptable to both parties, at NIBRI's expense, for the sole purpose of verifying the accuracy of those records in the calculation of Research Program FTEs. NIBRI shall use commercially reasonable efforts to cause the accounting firm to retain all such information in confidence.

                  In the event of a negative difference between the average number of FTEs stated to be involved in the Research Program and the number of FTEs actually employed, the amount previously advanced to Myogen and attributable to any such negative difference shall be due and payable to NIBRI without delay. If the negative difference is more than [/\#/\] in any Research

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Year, then Myogen shall also pay the reasonable costs of the independent accountant employed by NIBRI in the review. Interest at the rate of [/\#/\] per month, assessed from the end of the Research Year to which the negative difference relates, shall be due from Myogen.

         3.5. MILESTONE PAYMENTS.

                  NIBRI shall make milestone payments in accordance with this
Section 3.5: (a) with respect to each Myogen Compound, Collaboration Compound or NIBRI Compound having an effect on a High Priority Target, as defined below (whether or not an Option, as defined below, has been exercised), within [/\#/\] of the achievement of such milestone; and (b) with respect to each Myogen Compound, Collaboration Compound or NIBRI Compound having an effect on a Low Priority Target (as to which NIBRI has exercised its Option), payment within [/\#/\] days of exercise of the Option for all prior milestones achieved. Except as explicitly set forth below, milestone payments shall be payable only once with respect to a particular Myogen Compound, Collaboration Compound or NIBRI Compound, even though that Myogen Compound, Collaboration Compound or NIBRI Compound may be subsequently developed for indications other than those for which regulatory approval was initially sought. In the event that a Myogen Compound, Collaboration Compound or NIBRI Compound fails in development, any milestone payments previously paid with respect to such Myogen Compound, Collaboration Compound or NIBRI Compound shall be fully creditable toward the same milestone due with respect to another Myogen Compound, Collaboration Compound or NIBRI Compound advanced as a lead Compound in place of the failed Compound that acts on the same Myogen Target or Collaboration Target. NIBRI may deduct from any milestone payments otherwise due to Myogen under this Section
3.5 the amount of any withholding and similar taxes required under applicable law to be withheld from such payments and paid to applicable tax authorities.

                  The schedule below corresponds to an identical schedule in the License Agreement; payments made pursuant to this Agreement prior to exercise of an Option shall be treated as payments made under the License Agreement.


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

                                                               MILESTONE
DEVELOPMENTAL MILESTONE:                                       PAYMENT
------------------------                                       -------
Pre-Clinical Milestones:

  o  Validation of high-throughput assays*                      [/\#/\]

  o  In vitro validation of lead compound*                      [/\#/\]

  o  In Vivo Validation of lead compound or use of the          [/\#/\]
     lead compound as a starting point for medicinal
     chemistry and/or SAR exploration*

  o  Completion of Tox/ADME screening and preclinical
     candidate determination*                                   [/\#/\]

Clinical Milestones:

  o  IND filing                                                 [/\#/\]

  o  Initiation of Phase II clinical evaluation                 [/\#/\]

  o  Initiation of Phase III clinical studies                   [/\#/\]

  o  Regulatory filing [/\#/\]                                  [/\#/\]

  o  First regulatory filing [/\#/\]                            [/\#/\]

  o  Regulatory Approval [/\#/\]                                [/\#/\]

  o  First Regulatory Approval [/\#/\]                          [/\#/\]


*Criteria for determining the achievement of any Milestone will be established by the JSC.

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                                   ARTICLE IV

                LICENSE, DEVELOPMENT AND COMMERCIALIZATION RIGHTS

         4.1. EVALUATION LICENSE.

                  4.1.1. Myogen hereby grants to NIBRI and its Affiliates a non-sublicensable (except to the extent required to engage any academic collaborators or contractors used in connection with the Research Program by either party) license in the Territory and in the Field, to use and have used any and all Myogen Technology, Myogen Compounds, Myogen Targets, Collaboration Targets, and Collaboration Compounds solely for the purpose of performing the Research Program. The license granted by Myogen is exclusive solely to the extent provided in Section 4.2.2.

                  4.1.2. NIBRI hereby grants to Myogen and its Affiliates a non-exclusive license in the Territory, to use and have used any and all NIBRI Technology, NIBRI Compounds, Collaboration Targets, and Collaboration Compounds solely for the purpose of performing the Research Program with respect to the High Priority Targets and to use and have used only Collaboration Technology for conducting research and development activities within the Research Program on any Low Priority Targets or Extra-Collaboration Targets.

         4.2. OPTION TO LICENSE.

                  4.2.1. NIBRI shall have the exclusive right (the "Option") to license any and all Active Compounds, together with their underlying Myogen Targets or Collaboration Targets, as Development Candidates, for development and commercialization of products with respect to any and all human or veterinary health care uses and any and all agricultural uses, under the terms and conditions set forth in the License Agreement.

                  4.2.2. While the Option is in effect, Myogen will not grant to any Third Party rights within the Field to Myogen Technology, Myogen Compounds, Myogen Targets, Collaboration Targets, or Collaboration Compounds nor will Myogen enter into any


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collaboration with a Third Party with respect to any of the foregoing. The latter restriction shall not apply to Extra-Collaboration Targets, as defined below, or the Active Compounds having a therapeutic effect on such Extra-Collaboration Targets, if NIBRI's right of first negotiation has lapsed or failed to result in a completed transaction between Myogen and NIBRI, despite the good faith efforts of the parties.

         4.3. PRIORITIZATION OF COMPOUNDS.

                  For purposes of this Agreement and the Research Program, the JSC shall classify all Myogen Targets and Collaboration Targets as follows:

                  4.3.1. High Priority Targets (which may be identified using Myogen Compounds, NIBRI Compounds, or Collaboration Compounds) are those Myogen Targets and Collaboration Targets the study of which, and the allocation of resources to which, the JSC has established as a high priority of the Research Program. In the case of Active Compounds related to such High Priority Targets:

                  (a) NIBRI shall make payments with respect to all research milestones in accordance with Section 3.5 above, [/\#/\]

                  (b)      [/\#/\] shall be payable; and

                  (c) NIBRI may exercise its Option to license an Active Compound relating to a High-Priority Target [/\#/\] other than termination for NIBRI's breach under
                           Section 9.3.

                  4.3.2. Low Priority Targets (which may be identified using Myogen Compounds and Collaboration Compounds) are those Myogen Targets and Collaboration Targets the study of which, and the allocation of resources to which, the JSC has determined are not an immediate priority but could prove to be of importance in the Research Program. Myogen may continue to study such Low Priority Targets using its own resources. In the case of Active Compounds related to such Low Priority Targets:


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                  (a)      [/\#/\] shall be payable so long as a Low Priority
                           Target retains that status;

                  (b) At any time during the Research Term, but in any case no later than [/\#/\] after In Vivo Validation of an Active Compound in connection with such Low Priority Target, the JSC will elect either to elevate its status to that of a High Priority Target or to lower its status to an Extra-Collaboration Target, as defined below;

                  (c) NIBRI may elect at any time during the Research Term, but no later than [/\#/\] after In Vivo Validation of an Active Compound in connection with such Low Priority Target, to exercise its Option with respect to the same. In the event NIBRI exercises its Option, payments associated with all previously achieved milestones shall be due and payable within [/\#/\] of execution of the respective License Agreement; and

                  (d) If NIBRI does not exercise its Option with respect to a Myogen Compound or a Collaboration Compound relating to a Low Priority Target within the [/\#/\] time period set forth in the immediately preceding subsection, then the Low Priority Target shall become an Extra-Collaboration Target.

                  4.3.3. Extra-Collaboration Targets (which may be identified using Myogen Compounds) are those Myogen Targets the study of which the JSC determines not to pursue in connection with the Research Program, or which subsequently become Extra-Collaboration Targets pursuant to Section 4.3.2(d). In the case of Extra-Collaboration Targets:

                  (a) Myogen may continue to study such Extra-Collaboration Targets using its own resources, subject to its continued commitment to the resource levels specified in the Work Plans for the High Priority Targets and the periodic review of the JSC;


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                  (b)      [/\#/\] shall be payable by NIBRI with respect to
                           Active Compounds acting on such Extra-Collaboration Targets; and

                  (c) In the event that Myogen contemplates collaborating with a Third Party with respect to development and/or commercialization of an Active Compound acting on an Extra-Collaboration Target, Myogen shall give NIBRI written notice of the same. Within [/\#/\] of receipt of such notice, NIBRI shall inform Myogen in writing as to whether it wishes to negotiate in good faith a collaboration between NIBRI and Myogen for the same purposes. If NIBRI so informs Myogen, then the parties shall have [/\#/\] to negotiate a transaction in good faith. If the parties are unable to consummate a transaction within such period (or such longer period as the parties may agree to in writing), then Myogen may enter into a Third Party transaction with respect to the Extra-Collaboration Target. The right of first negotiation set out in this Section 4.3.3(c) shall survive [/\#/\] beyond any early termination of this Agreement under Section
                           9.4 or [/\#/\] after expiration of this Agreement; provided, however, that if any Active Compound or Extra-Collaboration Target is in development at the time of the termination of this right of first negotiation and has not attained In Vivo Validation, NIBRI may extend the right for a period of up to [/\#/\] or until [/\#/\] after In Vivo Validation is achieved, whichever occurs first, by paying to Myogen an option fee of [/\#/\] for each such Extra-Collaboration Target or Active Compound.

         4.4. EXERCISE OF AN OPTION.

                  NIBRI may exercise an Option by delivery to Myogen of written notice of exercise (an "Exercise Notice") no later than [/\#/\] after the filing of an IND for the Development Candidate, specifying the Development Candidate as to which such Option is being exercised. The parties shall then promptly execute a License, Development and


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Commercialization Agreement identical in substance to Exhibit A hereto (the
"License Agreement"), the terms of which are incorporated by reference into, and are a part of, this Agreement, pursuant to which NIBRI will use commercially reasonable efforts (as defined in the License Agreement), to further develop and commercialize the Development Candidate. Development of each Development Candidate shall proceed as soon as practicable after the Option is exercised, in accordance with the terms of the License Agreement. NIBRI agrees that, during the term of this Agreement and after termination of this Agreement, it will not develop and/or commercialize (either by itself or through a Third Party) an Active Compound that has been selected for research or development in the course of the Research Program because it has a potential therapeutic effect against any of the Myogen Targets or Collaboration Targets except under the terms of the License Agreement.

         4.5. EXPIRATION OF OPTIONS. Options expire as follows:

                  4.5.1 An Option on an Active Compound relating to a High Priority Target will expire on the first to occur of:

                  (a)      [/\#/\]

                  (b)      [/\#/\]

                  (c)      [/\#/\]

                  4.5.2 An Option on an Active Compound relating to a Low Priority Target will expire at the first to occur of:

                  (a)      [/\#/\]

                  (b)      [/\#/\]

                  (c)      [/\#/\]

                  (d)      [/\#/\]



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         4.6. RIGHTS TO DISCONTINUED COMPOUNDS.

                  In the event that NIBRI elects to discontinue any Research Program with respect to any Myogen Target for which the parties have identified a NIBRI Compound that acts on such Target, and NIBRI subsequently contemplates collaborating with a Third Party with respect to development and/or commercialization of the NIBRI Compound, NIBRI shall give Myogen written notice of the same. Within [/\#/\] of receipt of such notice, Myogen shall inform NIBRI in writing as to whether it wishes to negotiate in good faith a license to such NIBRI Compound within the Field. If Myogen so informs NIBRI, then the parties shall have [/\#/\] to negotiate a transaction in good faith. If the parties are unable to consummate a transaction within such period (or such longer period as the parties may agree to in writing), then NIBRI may enter into a Third Party transaction with respect to the NIBRI Compound. The right of first negotiation set out in this Section 4.6 shall survive [/\#/\] beyond any termination of this Agreement.

                                   ARTICLE V

                                 CONFIDENTIALITY

         5.1. UNDERTAKING.

                  During the term of this Agreement, each party (the "Receiving Party") shall keep confidential, and other than as provided herein shall not use or disclose, directly or indirectly, any trade secrets, confidential or proprietary information, or any other knowledge, information, documents or materials, owned, developed or possessed by the other party (the "Proprietary Party"), whether in tangible or intangible form, the confidentiality of which such Proprietary Party takes reasonable measures to protect, including but not limited to Collaboration Technology.

                  (a) The Receiving Party shall take any and all lawful measures to prevent the unauthorized use and disclosure of such information, and to prevent unauthorized persons or entities from obtaining or using such information.



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                  (b)      The Receiving Party further agrees to refrain from
                           directly or indirectly taking any action which would constitute or facilitate the unauthorized use or disclosure of such information. The Receiving Party may disclose such information to its Affiliates, officers, employees and agents, to authorized licensees and sublicensees, and to subcontractors in connection with the development or manufacture of Compounds or Development Candidates, as applicable, to the extent necessary to enable such parties to perform their obligations hereunder or under the applicable license, sublicense or subcontract, as the case may be; provided, however, that such Affiliates, officers, employees, agents, licensees, sublicensees and subcontractors have entered into appropriate confidentiality agreements for secrecy and non-use of such information which by their terms shall be enforceable by injunctive relief at the instance of the Proprietary Party.

                  (c) The Receiving Party shall be liable for any unauthorized use and disclosure of such information by its Affiliates, officers, employees and agents and any such sublicensees and subcontractors.

         5.2. EXCEPTIONS.

                  Notwithstanding the foregoing, the provisions of Section 5.1 hereof shall not apply to knowledge, information, documents or materials that the Receiving Party can conclusively establish:

                  (a) have entered the public domain without the Receiving Party's breach of any obligation owed to the Proprietary Party;

                  (b) have become known to the Receiving Party from a source other than the Proprietary Party, other than by breach of an obligation of confidentiality owed to the Proprietary Party; or



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                  (c)      are independently developed by the Receiving Party
                           without breach of this Agreement, without reference to or reliance upon knowledge, information or materials of the disclosing party as established by written records.

                  In addition, a Receiving Party may, notwithstanding the obligations of Section 5.1, disclose knowledge, information, documents or materials that the Receiving Party can conclusively establish:

                  (i) are permitted to be disclosed by the prior written consent of the Proprietary Party; or

                  (II) are required to be disclosed by the Receiving Party to comply with applicable laws or regulations, to defend or prosecute litigation or to comply with governmental regulations, provided that the Receiving Party provides prior written notice of such disclosure to the Proprietary Party and takes reasonable and lawful actions to avoid or minimize the degree of such disclosure.

         5.3. PUBLICITY.

                  The parties will agree upon the timing and content of any initial press release or other public communications relating to this Agreement and the transactions contemplated herein.

                  (a) Except to the extent already disclosed in that initial press release or other public communication, no public announcement concerning the existence or the terms of this Agreement or concerning the transactions described herein shall be made, either directly or indirectly, by Myogen or NIBRI, except as may be legally required by applicable laws, regulations, or judicial order, without first obtaining the approval of the other party and agreement upon the nature, text, and timing of such announcement, which


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                           approval and agreement shall not be unreasonably
                           withheld.

                  (b) The party desiring to make any such public announcement shall provide the other party with a written copy of the proposed announcement in sufficient time prior to public release to allow such other party to comment upon such announcement, prior to public release.

         5.4. SURVIVAL.

                  The provisions of this Article V shall survive the termination of this Agreement.

                                   ARTICLE VI

                                   PUBLICATION

         6.1. PUBLICATION.

                  Each of NIBRI and Myogen, and their respective Affiliates, agree not to publish or publicly present any results, data, or scientific findings with respect to the Research Program (except in connection with filings with the Food and Drug Administration or another similar governmental entity) without the prior written consent of the JSC. In the event of information already within the public domain, consent shall not be unreasonably withheld if sought at least thirty (30) days prior to planned submission for publication or oral presentation. In all other instances during the term of this Agreement, publication shall be presumed to be impermissible until the JSC shall have determined, in its sole judgment, that the intellectual property rights of the parties in such information first shall have been adequately protected, whether by foreign filing of Patents or otherwise. To the extent that a proposed publication of any results, data, or scientific findings with respect to the Research Program is subject to the terms of Myogen's existing license agreements, sponsored research agreements or material transfer agreements with the University of Texas Southwestern Medical Center, the University of North Texas Health Sciences Center or the University of Colorado, the procedure for publication of such results, data or findings will be as specified in those agreements.


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                                  ARTICLE VII

                                 INDEMNIFICATION

         7.1. INDEMNIFICATION BY MYOGEN.


                  Myogen will indemnify, defend, and hold NIBRI and its Affiliates, their respective employees, shareholders, officers and directors and the successors, heirs and assigns of each of them, harmless against any loss, damages, action, suit, claim, demand, liability, expense, bodily injury, death or property damage (a "Loss"), that may be brought, instituted or arise against or be incurred by such persons to the extent such Loss is based on or arises out of: (a) the breach by Myogen of any of its covenants, representations or warranties set forth in this Agreement; or (b) the development or commercialization of a Development Candidate, but excluding any such Loss that is caused by the negligent or reckless acts or omissions of NIRBI.


         7.2. INDEMNIFICATION BY NIBRI.


                  NIBRI will indemnify, defend, and hold Myogen, and its Affiliates, and their respective employees, shareholders, officers and directors and the successors, heirs, and assigns of each of them, harmless against any Loss that may be brought, instituted or arise against or be incurred by such persons to the extent such Loss is based on or arises out of: (a) the breach by NIBRI of any of its covenants, representations or warranties set forth in this Agreement; or (b) the development or commercialization of a Development Candidate, but excluding any such Loss that is caused by the negligent or reckless acts or omissions of Myogen.


         7.3. CLAIMS PROCEDURES.

                  Each Party entitled to be indemnified by the other Party (an "Indemnified Party") pursuant to Section 7.1 or 7.2 hereof shall give notice to the other Party (an "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any threatened or asserted claim as to which indemnity may be sought, and shall permit the Indemnifying Party to


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

assume the sole control of the defense of any such claim or any litigation resulting therefrom; provided, however:

                  (a) That counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless: (i) the employment of counsel by such Indemnified Party has been authorized by the Indemnifying Party; or (ii) the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in the defense of such action, in each of which cases the Indemnifying Party shall pay the reasonable fees and expenses of one law firm serving as counsel for the Indemnified Party, which law firm shall be subject to approval, not to be unreasonably withheld, by the Indemnifying Party); and

                  (b) The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement to the extent that the failure to give notice did not result in harm to the Indemnifying Party or materially compromise the defense of such claim.

                  (c) No Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement, except with the approval of each Indemnified Party (which approval shall not be unreasonably withheld), except a settlement which imposes only a monetary obligation on the Indemnifying Party and which includes as an unconditional term thereof the giving of a release from all liability in respect to such claim or litigation by the claimant or plaintiff to the Indemnified Party.


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                  (d)      Each Indemnified Party shall furnish such information
                           or reasonable assistance regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

         7.4. COMPLIANCE.

                  The parties shall comply fully with all applicable laws and regulations in connection with their respective activities under this Agreement.

                                  ARTICLE VIII

                          INTELLECTUAL PROPERTY RIGHTS

         8.1. OWNERSHIP.

                  8.1.1. Subject to any licenses explicitly granted under this Agreement or a License Agreement, each party shall retain its intellectual property rights in all Technology Controlled by it on the Effective Date or otherwise arising outside of the Research Program.

                  8.1.2. Any new invention created or any new Know-How generated exclusively by a party or its Affiliate (directly or through others acting on its behalf) prior to and during the term of this Agreement shall be owned by such party; provided, however, that if such new invention or new Know-How of Myogen is necessary to NIBRI's exercise of its license rights under a License Agreement, then the definition of Myogen Technology will be deemed to include such new invention or new Know-How that are included within the licenses granted to NIBRI under the License Agreement.


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                  8.1.3. Any new invention created jointly by the parties shall be jointly owned (a "Joint Invention"), and the respective rights of the parties with respect to the Joint Invention shall be determined in accordance with United States patent law as it applies to issues of joint ownership of intellectual property as of the Effective Date.

                  8.1.4. NIBRI will retain ownership of all intellectual property rights in and to the NIBRI Compounds. Myogen will take all reasonable actions requested by NIBRI, including execution of appropriate transfer documents, patent filings and applications for registration, to perfect NIBRI's ownership interests in and to the NIBRI Compounds.

         8.2. PREPARATION AND COSTS.

                  Myogen shall take responsibility and pay for the preparation, filing, prosecution and maintenance of all Myogen Patents, and NIBRI shall take responsibility and pay for the preparation, filing, prosecution and maintenance of: (a) all NIBRI Patents; (b) any patents and patent applications claiming Joint Inventions; and (c) all Patents related to Development Candidates. Myogen shall provide the JSC with periodic reports listing, by name, Myogen Patents filed in the United States and other jurisdictions, along with a general summary of the claims made and the jurisdictions of filing. In good time, before the deadline for foreign filing of any patent application filed in the United States, Myogen will notify NIBRI whether it intends to foreign file such patent application, and if it intends to do so, in what countries it proposes to foreign file. The parties hereby agree that to the extent legally possible and commercially reasonable, the responsible party shall, at a minimum, prepare, file, prosecute and maintain patent coverage as described in this section in the countries listed in Schedule 8.2 hereto. NIBRI and Myogen agree to use all commercially reasonable efforts to secure patent protection on any intellectual property created during the Research Program. NIBRI will consult with Myogen on the drafting and prosecution of patent applications on Joint Inventions that relate to the Myogen Targets and/or the Collaboration Targets in the United States and in countries listed in Schedule 8.2 that are commercially viable, and, to the extent reasonably practicable under the


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circumstances, give Myogen an opportunity to comment and suggest revisions to any patent application covering such Joint Inventions.

         8.3. DISCONTINUATION.

                  The party initially responsible under Section 8.2 for the preparation, filing, prosecution and maintenance of a particular Patent shall give at least thirty (30) days advance notice to the other party of any decision to cease preparation, filing, prosecution and maintenance of that Patent in a jurisdiction listed on Schedule 8.2 hereof. Discontinuation may be elected on a country-by-country basis or for a Patent application or Patent series in total. In such case, the other party may elect at its sole discretion to continue preparation, filing, and prosecution or maintenance of the discontinued Patent at its sole expense.

         8.4. ADVICE TO JSC ON INTELLECTUAL PROPERTY MATTERS.

                  The JSC shall appoint an intellectual property subcommittee comprising appropriate legal counsel from each party to advise the JSC on intellectual property protection issues. Such subcommittee shall report at least quarterly to the JSC.

                                   ARTICLE IX

                              TERM AND TERMINATION

         9.1. TERM.

                  This Agreement will extend until the termination (including any early termination hereunder) of the Research Program (including any extension thereof), unless earlier terminated by either party hereto in accordance with this Agreement, or unless extended by mutual agreement of the parties.

         9.2. TERMINATION OF THE RESEARCH PROGRAM BY NIBRI FOR CAUSE.



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                  Upon written notice to Myogen, NIBRI may at its sole
discretion unilaterally terminate the Research Program and this Agreement upon the occurrence of any of the following events:

                  (a) Myogen shall breach any of its material obligations under this Agreement or the License Agreement, and such breach shall not have been remedied or steps initiated to remedy the same to NIBRI's reasonable satisfaction, within sixty (60) days after NIBRI sends written notice of breach to Myogen;

                  (b) Myogen shall cease to function as a going concern by suspending or discontinuing its business for any reason except for interruptions caused by Force Majeure, strike, labor dispute or any other events over which it has no control; or

                  (c) Upon a sale, merger, consolidation, transfer, or other reorganization of Myogen in which substantially all of the assets of Myogen are transferred or in which the holders of Myogen's capital stock immediately prior to the transaction hold less than a majority of the capital stock of the surviving entity subsequent to the transaction, in either case to an entity or an Affiliate thereof reasonably conceived by NIBRI to be a NIBRI Competitor.

                  In the event of any valid termination under this Section 9.2, NIBRI shall not be required to make any payments under Section 3.3 hereof which are not due and payable prior to receipt by Myogen of the notice of breach referenced under Section 9.2(a) or receipt by Myogen of the notice of termination pursuant to Section 9.2(b), as the case may be. Notwithstanding the foregoing, any License Agreement then in effect shall continue in effect unless it is expressly terminated in accordance with its terms.

         9.3. TERMINATION OF THE RESEARCH PROGRAM BY MYOGEN FOR CAUSE.


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                  Myogen may at its sole discretion terminate the Research
Program and this Agreement upon written notice to NIBRI upon the occurrence of any of the following events:

                  (a) NIBRI shall breach any of its material obligations under this Agreement or the License Agreement and such breach shall not have been remedied or steps initiated to remedy the same to Myogen's reasonable satisfaction, within sixty (60) days after Myogen sends written notice of breach to NIBRI; or

                  (b) NIBRI shall cease to function as a going concern by suspending or discontinuing its business for any reason except for interruptions caused by Force Majeure, strike, labor dispute or any other events over which it has no control, and no Affiliate of NIBRI shall have assumed NIBRI's function.

                  Upon any termination under Section 9.3(a), all licenses and other rights (including Options) granted hereunder shall also terminate. Notwithstanding the foregoing, any License Agreement then in effect shall continue in effect unless it is expressly terminated in accordance with its terms.

         9.4. EARLY TERMINATION OF THE RESEARCH PROGRAM BY NIBRI.


                  In the event that, in its reasonable, good faith judgment, the overall Research Program is proceeding unsatisfactorily, NIBRI may in its absolute discretion terminate its participation in the Research Program effective no earlier than eighteen (18) months from the Effective Date, upon sixty (60) days' prior written notice to Myogen. [/\#/\]




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


         9.5. EFFECT OF TERMINATION.

                  Except where explicitly provided elsewhere herein, termination of this Agreement for any reason, or expiration of this Agreement, will not affect: (a) obligations which have accrued as of the date of termination or expiration; and (b) obligations and rights which, expressly or from the context thereof, are intended to survive termination or expiration of this Agreement, including but not limited to obligations of confidentiality under Section 2.5.2,
Article V hereof and the indemnification provisions of Article VII hereof. Except as otherwise provided hereunder, all licenses granted under this Agreement shall terminate upon termination or expiration of this Agreement.

                                   ARTICLE X

                         REPRESENTATIONS AND WARRANTIES

         10.1. REPRESENTATIONS AND WARRANTIES OF MYOGEN.

                  Myogen represents and warrants to NIBRI as follows:

                  (a) AUTHORIZATION. This Agreement has been duly executed and delivered by Myogen and constitutes the valid and binding obligation of Myogen, enforceable against Myogen in accordance with its terms except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, bankruptcy, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Myogen, its officers and directors. No provision of this Agreement violates any other agreement that Myogen may have with any other person or company, and Myogen acknowledges that NIBRI has relied on that representation in entering into this Agreement.


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                  (b)      MYOGEN CONTROLLED RIGHTS. As of the Effective Date,
                           Myogen owns or possesses adequate licenses or other rights to use all Myogen Technology relating to the Myogen Compounds and Myogen Targets and to grant the licenses and perform the obligations contemplated herein, except to the extent that Myogen's agreements with Third Party licensors contain restrictions on further sublicense by NIBRI. The granting of an Option to NIBRI hereunder does not violate any right known to Myogen of any Third Party.

                  (c) THIRD PARTY PATENTS. Except as disclosed in writing between the parties to this Agreement or their respective agents, as of the Effective Date, to Myogen's knowledge there are no issued patents or pending patent applications that, if issued, would be infringed by the development, manufacture, use or sale of any Myogen Compound or Myogen Target, as applicable, pursuant to this Agreement.

         10.2. REPRESENTATIONS AND WARRANTIES OF NIBRI.

                  NIBRI represents and warrants to Myogen that this Agreement has been duly executed and delivered by NIBRI and constitutes the valid and binding obligation of NIBRI, enforceable against NIBRI in accordance with its terms except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, bankruptcy, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of NIBRI, its officers and directors. No provision of this Agreement violates any other agreement that NIBRI may have with any other person or company, and NIBRI acknowledges that Myogen has relied on that representation in entering into this Agreement.



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                                   ARTICLE XI

                               DISPUTE RESOLUTION

         11.1. GOVERNING LAW, AND JURISDICTION.

                  This Agreement shall be governed and construed in accordance with the internal laws of the Commonwealth of Massachusetts.

         11.2. DISPUTE RESOLUTION PROCESS.

                  Except with respect to any matters under the purview of the JSC pursuant to Section 2.7.1, and except for any claim or controversy relating to a Critical Issue pursuant to Section 2.7.2 and Section 11.3, in the event of any controversy or claim arising out of or relating to the legal rights and remedies of the parties arising out of this Agreement, the parties shall, and either party may, initially refer such dispute to the JSC, and failing resolution of the controversy or claim within thirty (30) days after such referral, the matter shall be referred to the President and Chief Executive Officer of Myogen and the President and Chief Executive Officer of NIBRI who shall, as soon as practicable, attempt in good faith to resolve the controversy or claim. If such controversy or claim is not resolved within sixty (60) days of the date of initial referral of the matter to the JSC, either party may submit the dispute to any court of competent jurisdiction for resolution.

         11.3. DISPUTE RESOLUTION PROCESS FOR CRITICAL ISSUES.

                  In the event of any controversy or claim arising out of or relating to a Critical Issue which the JSC is unable to resolve under Section 2.7.2, the parties shall refer the matter to the President and Chief Executive Officer of Myogen and the President and Chief Executive Officer of NIBRI who shall attempt in good faith and using their best efforts to resolve the controversy or claim within sixty (60) days of the date of initial referral of the matter from the JSC. If such controversy or claim is not resolved within sixty (60) days, then Myogen may, at its election, either: (a) accept the final position of the President and Chief Executive Officer of


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NIBRI with respect to such matter; or (b) terminate this Agreement on thirty
(30) days' written notice, subject to the provisions of Section 9.5. Section 9.4 shall not apply to any termination of this Agreement by Myogen pursuant to the immediately-preceding subsection (b).

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

         12.1. WAIVER.

                  No provision of this Agreement may be waived except in writing by both parties hereto. No failure or delay by either party hereto in exercising any right or remedy hereunder or under applicable law will operate as a waiver thereof, or a waiver of any right or remedy on any subsequent occasion.

         12.2. FORCE MAJEURE.

                  Neither party will be in breach hereof by reason of its delay in the performance of or failure to perform any of its obligations hereunder, if that delay or failure is caused by strikes, acts of God or the public enemy, riots, incendiaries, interference by civil or military authorities, compliance with governmental priorities for materials, or any fault beyond its control or without its fault or negligence.

         12.3. SEVERABILITY.

                  Should one or more provisions of this Agreement be or become invalid, then the parties hereto shall attempt to agree upon valid provisions in substitution for the invalid provisions, which in their economic effect come so close to the invalid provisions that it can be reasonably assumed that the parties would have accepted this Agreement with those new provisions. If the parties are unable to agree on such valid provisions, the invalidity of such one or more provisions of this Agreement shall nevertheless not affect the validity of the Agreement


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as a whole, unless the invalid provisions are of such essential importance for this Agreement that it may be reasonably presumed that the parties would not have entered into this Agreement without the invalid provisions.

         12.4. GOVERNMENT ACTS.

                  In the event that any act, regulation, directive, or law of a country or its government, including its departments, agencies or courts, should make impossible or prohibit, restrain, modify or limit any material act or obligation of NIBRI or Myogen under this Agreement, the party, if any, not so affected, shall have the right, at its option, to suspend or terminate this Agreement as to such country, if good faith negotiations between the parties to make such modifications therein as may be necessary to fairly address the impact thereof, are not successful after a reasonable period of time in producing mutually acceptable modifications to this Agreement.

         12.5. GOVERNMENT APPROVALS.

                  Each party will use commercially reasonable best efforts to obtain any government approval required in its country of domicile to enable this Agreement to become effective, or to enable any payment hereunder to be made, or any other obligation hereunder to be observed or performed. Each party will keep the other informed of progress in obtaining any such government approval, and will cooperate with the other party in any such efforts.

         12.6. EXPORT CONTROLS.

                  This Agreement is made subject to any restrictions concerning the export of materials and technology from the United States that may be imposed upon or related to either party to this Agreement from time to time by the Government of the United States. Furthermore, each of NIBRI and Myogen agrees that it will not export, directly or indirectly, any technical information acquired from the other party under this Agreement or any products using such technical information to any countries for which the United States Government or any agency



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thereof at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the Department of Commerce or other agency of the United States Government when required by applicable statute or regulation.

         12.7. ASSIGNMENT.

                  This Agreement may not be assigned or otherwise transferred by either party without the prior written consent of the other party; provided, however, that (a) NIBRI may assign this Agreement, without the consent of
Myogen: (i) to any of its Affiliates; or (ii) in connection with the transfer or sale of all or substantially all of its assets or business or in the event of its merger or consolidation with another company; and (b) Myogen may assign this Agreement, without the consent of NIBRI in connection with the transfer or sale of all or substantially all of its assets or business or in the event of its merger or consolidation with another Person, provided, however, that any such transaction in which a NIBRI Competitor acquires all of Myogen's assets or business or merges with Myogen, NIBRI may terminate this Agreement pursuant to
Section 9.2(c). Any purported assignment in contravention of this Section 12.7 shall, at the option of the nonassigning party, be null and void and of no effect. No assignment shall release either party from responsibility for the performance of any accrued obligation of such party hereunder. This Agreement shall be binding upon and enforceable against the successor to or any permitted assignees from either of the parties hereto.

         12.8. AFFILIATES.

                  Each party may perform its obligations hereunder personally or through one or more Affiliates, although each party shall nonetheless be solely responsible for the performance of its Affiliates. Neither party shall permit any of its Affiliates to commit any act (including any act or omission) which such party is prohibited hereunder from committing directly. The use of subcontractors by either party shall not increase the financial obligations of the other party hereunder in any respect.


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         12.9. COUNTERPARTS.

                  This Agreement may be executed in counterparts, each of which shall be deemed to be original and both of which shall constitute one and the same Agreement.

         12.10. NO AGENCY.

                  Nothing herein contained shall be deemed to create an agency, joint venture, amalgamation, partnership or similar relationship between NIBRI and Myogen and their respective Affiliates. Notwithstanding any of the provisions of this Agreement, neither party to this Agreement shall at any time enter into, incur, or hold itself out to Third Parties as having authority to enter into or incur, on behalf of the other party, any commitment, expense, or liability whatsoever, and all contracts, expenses and liabilities in connection with or relating to the obligations of each party under this Agreement shall be made, paid, and undertaken exclusively by such party on its own behalf and not as an agent or representative of the other.

         12.11. NOTICE.

                  All communications between the parties with respect to any of the provisions of this Agreement will be sent to the addresses set out below, or to such other addresses as may be designated by one party to the other by notice pursuant hereto, by prepaid, certified mail (which shall be deemed received by the other party on the seventh business day following deposit in the mails), or by facsimile transmission, or other electronic means of communication (which shall be deemed received when transmitted), with confirmation by first class letter, postage pre-paid, given by the close of business on or before the next following business day:

                  if to NIBRI, at:

                     Novartis Institutes for BioMedical Research, Inc.
                     400 Technology Square
                     Cambridge, Massachusetts  02139
                     Attention: Robert L. Thompson, Vice President and General
                                Counsel
                     Fax: (617) 871-3354


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                  with a copy to:

                     Kirkpatrick & Lockhart LLP
                     75 State Street
                     Boston, Massachusetts  02109
                     Attention:  Eileen Smith Ewing, Esq.
                     Fax: (617) 261-3175

                  if to Myogen, at:

                     Myogen, Inc.
                     7575 W. 103rd Avenue
                     Westminster, Colorado  80021
                     Attention: J. William Freytag, President and Chief
                                Executive Officer
                     Fax: (303) 410-6667

                  with a copy to:

                     Cooley Godward LLP
                     380 Interlocken Crescent, Suite 900
                     Broomfield, Colorado  80021
                     Attention: Steven N. Dupont, Esq.
                     Fax: (720) 566-4099


         12.12. HEADINGS.

                  The paragraph headings are for convenience only and will not be deemed to affect in any way the language of the provisions to which they refer.

         12.13. AUTHORITY.

                  The undersigned represent that they are authorized to sign this Agreement on behalf of the parties hereto.

         12.14. ENTIRE AGREEMENT.

                  This Agreement contains the entire understanding of the parties relating to the


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matters referred to herein, and may only be amended by a written document, duly executed on behalf of the respective parties.

         12.15. NOTICE OF PHARMACEUTICAL SIDE-EFFECTS.

                  During the term of this Agreement, the parties shall keep each other and the JSC promptly and fully informed and will promptly notify appropriate authorities in accordance with applicable law, after receipt of information with respect to any serious adverse event (as defined by the ICH Harmonized Tripartite Guideline on Clinical Safety Data Management), directly or indirectly attributable to the use or application of a Compound.

         12.16. INVOICE REQUIREMENT.

                  Any amounts payable to Myogen hereunder (except any royalty payments required to be made under the provisions of Article IV of the License Agreement) shall be made within thirty (30) days after receipt by NIBRI, or its nominee designated for that purpose in advance by NIBRI in writing to Myogen, of an invoice covering such payment.

                            [Signature page follows]


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                              MYOGEN, INC.

                              By: /s/ J. William Freytag
                                  ----------------------------------------------
                                  J. William Freytag
                                  Title: President and Chief Executive Officer

                              NOVARTIS INSTITUTES FOR BIOMEDICAL
                              RESEARCH, INC.

                              By: /s/ Mark Fishman
                                  ----------------------------------------------
                                  Mark Fishman, M.D.
                                  Title: President and Chief Executive Officer



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

                                  SCHEDULE 1.24

                                 MYOGEN PATENTS

--------------------------------------------------------------------------------


PATENTS           FILING DATE       APP. NO.       COUNTRY      PAT. NO. ISSUE DATE  SUBJECT MATTER
-------           -----------       --------       -------      -------- ----------  --------------
MYOG:004-USD1      4/25/2000       09/558,472        U.S.                            Alpha Myosin Heavy Chain Gene Therapy
MYOG:004-USD2      10/1/2001       09/969,086        U.S.                            Alpha Myosin Heavy Chain Therapeutic/Screening
MYOG:004-WO        1/30/1998     PCT/US98/01983      PCT                             Alpha Myosin Heavy Chain
MYOG:004-CA        7/29/1999       2,278,465        Canada                           Alpha Myosin Heavy Chain
MYOG:004-EP        7/30/1999       98906089.2       Europe                           Alpha Myosin Heavy Chain
MYOG:004-JP        7/30/1999       10-533182        Japan                            Alpha Myosin Heavy Chain
MYOG:005-US         4/1/1998       09/053,293        U.S.      6,218,597  4/17/2001  Transgenic mice w/cardiac specific promoters
MYOG:006-US        9/26/1997       08/938,105        U.S.      6,353,151  3/5/2002   Transgeneic alpha myosin
MYOG:006-EP        5/24/1999       97943597.1       Europe                           Alpha Myosin Transgenes
MYOG:007-US        5/26/1998       09/047,755        U.S.      6,203,776  3/20/2001  Methods for identify adrenergic receptors
MYOG:020-US       10/15/1998       09/173,798        U.S.      6,201,165  3/13/2001  CamKIIa, CaMKIV,p38,MKK6,anf,bnp,beta myosin transgenes
MYOG:020-WO       10/16/1998     PCT/US98/21988      PCT                             CamKIIa, CaMKIV,p38,MKK6,anf,bnp,beta myosin
                                                                                     transgenes
MYOG:020-AU        4/16/2000        10992/99      Australia       755429  8/16/2002  CamKIIa, CaMKIV,p38,MKK6,anf,bnp,beta myosin transgenes
MYOG:020-EP        4/16/2000       98953672.7       Europe                           CamKIIa, CaMKIV,p38,MKK6,anf,bnp,beta myosin
                                                                                     transgenes
MYOG:020-JP        4/16/2000      2000-516026       Japan                            CamKIIa, CaMKIV,p38,MKK6,anf,bnp,beta myosin
                                                                                     transgenes
MYOG:020-MX        4/14/2000        0003678         Mexico                           CamKIIa, CaMKIV,p38,MKK6,anf,bnp,beta myosin
                                                                                     transgenes
MYOG:023-US       10/15/1998       09/173,795        U.S.        issue fee paid      transgenics
MYOG:024-US       11/10/1999       09/438,075        U.S.      6,372,957  4/16/2002  MEF2 methods of treatment
MYOG:024-USC1      1/9/2002        10/043,658        U.S.                            MEF2 screening methods
MYOG:024-WO       11/10/1999     PCT/US99/26725      PCT                             MEF2
MYOG:024-CA        5/7/2001        2,350,086        Canada                           MEF2
MYOG:024-EP        5/21/2001       99971848.9       Europe                           MEF2
MYOG:024-JP        5/10/2001      2000-581187       Japan                            MEF2
MYOG:025-US       10/15/1998       09/173,799        U.S.        issue fee paid      transgenics
MYOG:026-US        8/20/2000       09/643,206        U.S.        issue fee paid      HDAC screening and treatment
MYOG:026-USD1      8/20/2003    not yet assigned     U.S.                            HDAC transgenes
MYOG:026-WO        8/20/2000     PCT/US00/22958      PCT                             HDAC screening and treatment and transgenes
MYOG:026-CA        2/14/2002       2,382,045        Canada                           HDAC screening and treatment and transgenes
MYOG:026-EP        3/13/2002       00955805.7       Europe                           HDAC screening and treatment and transgenes
MYOG:026-JP        2/19/2002      2001-518892       Japan                            HDAC screening and treatment and transgenes
MYOG:028-US        7/18/2001       09/908,988        U.S.                            Muscle Ring Finger Proteins (MURFS) Screening
                                                                                     and Treatment
MYOG:028-WO        7/18/2001     PCT/US01/22896      PCT                             Muscle Ring Finger Proteins (MURFS) Screening
                                                                                     and Treatment
MYOG:029-US        4/16/1998       09/061,417        U.S.                            NF-AT3 inhibitors
MYOG:029-WO       10/16/1998     PCT/US98/21845      PCT                             NF-AT3 inhibitors
MYOG:029-AU       10/15/1998        98058/98      Australia       748334  9/12/2002  NF-AT3 inhibitors
MYOG:029-CA        4/10/2000       2,306,448        Canada                           NF-AT3 inhibitors
MYOG:029-EP        5/16/2000       9895233.7        Europe                           NF-AT3 inhibitors
MYOG:029-JP        4/17/2000      2000-516024       Japan                            NF-AT3 inhibitors
MYOG:035-USP1      1/22/2002       converted         U.S.                            Hypertrophic Cell Line
MYOG:035-USP2      2/11/2002       converted         U.S.                            Hypertrophic Cell Line
MYOG:035-US        1/21/2003       10/348,58         U.S.                            Hypertrophic Cell Line
MYOG:035-WO        1/21/2003     PCT/US03/62471      PCT                             Hypertrophic Cell Line
MYOG:036-US        2/13/2001       09/782,953        U.S.                            MCIP's screening, treatment, transgenics,
                                                                                     antibodies
MYOG:036-WO        2/13/2001     PCT/US01/21662      PCT                             MCIP's screening, treatment, transgenics,
                                                                                     antibodies
MYOG:036-CA        1/24/2003       2,415,967        Canada                           MCIP's screening, treatment, transgenics,
                                                                                     antibodies
MYOG:036-EP        2/5/2003        1952568.2        Europe                           MCIP's screening, treatment, transgenics,
                                                                                     antibodies
MYOG:036-JP       12/26/2002      2002-509354       Japan                            MCIP's screening, treatment, transgenics,
                                                                                     antibodies
MYOG:037-USP1      8/20/2002       converted         U.S.                            STARS screening, treatment, transgenics,
                                                                                     antibodies
MYOG:037-US        8/20/2003    not yet assigned     U.S.                            STARS screening, treatment, transgenics,
                                                                                     antibodies
MYOG:037-WO        8/20/2003     PCT/US03/10179      PCT                             STARS screening, treatment, transgenics,
                                                                                     antibodies
MYOG:044-USP1      5/21/2003    not yet assigned     U.S.                            HDAC Kinase
UTEC:007-USP1      11/1/2002       60/423,019        U.S.                            MALDI-TOF use as measure of intracellular
                                                                                     protein concentration
UTEC:007-USP2      11/2/2002       60/423,142        U.S.                            MALDI-TOF use as measure of intracellular
                                                                                     protein concentration
UTSD:729-US        11/7/2001       10/045,594        U.S.                            CALSARCINS
UTSD:729-WO        11/7/2001     PCT/US01/49861      PCT                             CALSARCINS
UTSD:729-CA        11/7/2001       2,425,396        Canada                           CALSARCINS
UTSD:729-EP        11/7/2001    not yet assigned    Europe                           CALSARCINS
UTSD:729-JP        11/7/2001      2002-548136       Japan                            CALSARCINS
UTSD:803-US        5/30/2002       10/159,971        U.S.                            MEK5
UTSD:803-CA        5/29/2002       2,384,907        Canada                           MEK5
UTSD:803-JP       11/22/2001      2001-358595       Japan                            MEK5
UTSD:845-US        3/4/2002        10/379,375        U.S.                            Transgenes
UTSD:845-CA        5/9/2002        2,385,734        Canada                           Transgenes
UTSD:845-JP       11/19/2001      2001-353806       Japan                            Transgenes


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                                  SCHEDULE 1.25

                                 MYOGEN TARGETS

--------------------------------------------------------------------------------

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                                 SCHEDULE 2.3.1

                                  RESEARCH PLAN

--------------------------------------------------------------------------------

                                      [/\#/\]





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


                                  SCHEDULE 8.2

                  LIST OF COUNTRIES REGARDING PATENT PROTECTION

--------------------------------------------------------------------------------


Albania AL                               Algeria DZ                             Antigua and Barbuda AG
---------------------------------------- -------------------------------------- --------------------------------------
Argentina                                Armenia AM                             Australia AU
---------------------------------------- -------------------------------------- --------------------------------------
Austria AT                               Azerbaijan AZ                          Barbados BB
---------------------------------------- -------------------------------------- --------------------------------------
Belarus BY                               Belgium BE                             Belize BZ
---------------------------------------- -------------------------------------- --------------------------------------
Benin BJ                                 Bosnia and Herzegovina BA              Botswana BW
---------------------------------------- -------------------------------------- --------------------------------------
Brazil BR                                Bulgaria BG                            Burkina Faso BF
---------------------------------------- -------------------------------------- --------------------------------------
Cameroon CM                              Canada CA                              Central African Republic CF
---------------------------------------- -------------------------------------- --------------------------------------
Chad TD                                  Chile                                  China CN
---------------------------------------- -------------------------------------- --------------------------------------
Colombia CO                              Congo CG                               Costa Rica CR
---------------------------------------- -------------------------------------- --------------------------------------
Cote d'Ivoire CI                         Croatia HR                             Cuba CU
---------------------------------------- -------------------------------------- --------------------------------------
Cyprus CY                                Czech Republic CZ                      Democratic People's Republic of
                                                                                Korea KP
---------------------------------------- -------------------------------------- --------------------------------------
Denmark DK                               Dominica DM                            Ecuador EC
---------------------------------------- -------------------------------------- --------------------------------------
Egypt EG                                 Equatorial Guinea GQ                   Estonia EE
---------------------------------------- -------------------------------------- --------------------------------------
Finland FI 2                             France FR                              Gabon GA
---------------------------------------- -------------------------------------- --------------------------------------
Gambia GM                                Georgia GE                             Germany DE
---------------------------------------- -------------------------------------- --------------------------------------
Ghana GH                                 Greece GR                              Grenada GD
---------------------------------------- -------------------------------------- --------------------------------------
Guinea GN                                Guinea-Bissau GW                       Hong Kong
---------------------------------------- -------------------------------------- --------------------------------------
Hungary HU                               Iceland IS                             India IN
---------------------------------------- -------------------------------------- --------------------------------------
Indonesia ID                             Ireland IE                             Israel IL
---------------------------------------- -------------------------------------- --------------------------------------
Italy IT                                 Japan JP                               Kazakhstan KZ 1
---------------------------------------- -------------------------------------- --------------------------------------
Kenya KE                                 Kyrgyzstan KG                          Latvia LV
---------------------------------------- -------------------------------------- --------------------------------------
Lesotho LS                               Liberia LR                             Liechtenstein LI
---------------------------------------- -------------------------------------- --------------------------------------
Lithuania LT                             Luxembourg LU                          Madagascar MG
---------------------------------------- -------------------------------------- --------------------------------------
Malawi MW                                Malaysia                               Mali ML
---------------------------------------- -------------------------------------- --------------------------------------
Mauritania MR                            Mexico MX                              Monaco MC
---------------------------------------- -------------------------------------- --------------------------------------
Mongolia MN                              Morocco MA                             Mozambique MZ
---------------------------------------- -------------------------------------- --------------------------------------
Netherlands NL 4                         New Zealand NZ                         Nicaragua NI
---------------------------------------- -------------------------------------- --------------------------------------
Niger NE                                 Norway NO                              Oman OM
---------------------------------------- -------------------------------------- --------------------------------------
Pakistan                                 Papua New Guinea PG                    Peru
---------------------------------------- -------------------------------------- --------------------------------------
Philippines PH                           Poland PL                              Portugal PT
---------------------------------------- -------------------------------------- --------------------------------------
Republic of Korea KR                     Republic of Moldova MD                 Romania RO
---------------------------------------- -------------------------------------- --------------------------------------
Russian Federation RU                    Saint Lucia LC                         Saint Vincent and the Grenadines VC
---------------------------------------- -------------------------------------- --------------------------------------
Saudi Arabia                             Senegal SN                             Serbia and Montenegro CS
---------------------------------------- -------------------------------------- --------------------------------------
Seychelles SC                            Sierra Leone SL                        Singapore SG
---------------------------------------- -------------------------------------- --------------------------------------
Slovakia SK                              Slovenia SI                            South Africa ZA
---------------------------------------- -------------------------------------- --------------------------------------
Spain ES                                 Sri Lanka LK                           Sudan SD
---------------------------------------- -------------------------------------- --------------------------------------
Swaziland SZ                             Sweden SE                              Switzerland CH
---------------------------------------- -------------------------------------- --------------------------------------
Syrian Arab Republic SY                  Taiwan                                 Tajikistan TJ
---------------------------------------- -------------------------------------- --------------------------------------
Thailand                                 The former Yugoslav Republic of        Togo TG
                                         Macedonia MK
---------------------------------------- -------------------------------------- --------------------------------------
Trinidad and Tobago TT                   Tunisia TN                             Turkey TR
---------------------------------------- -------------------------------------- --------------------------------------
Turkmenistan TM                          Uganda UG                              Ukraine UA
---------------------------------------- -------------------------------------- --------------------------------------
United Arab Emirates AE                  United Kingdom GB                      United Republic of Tanzania TZ
---------------------------------------- -------------------------------------- --------------------------------------
United States of America US              Uruguay                                Uzbekistan UZ
---------------------------------------- -------------------------------------- --------------------------------------
Venezuela                                Viet Nam VN                            Zambia ZM
---------------------------------------- -------------------------------------- --------------------------------------
Zimbabwe ZW


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           Collaboration and Option Agreement - Confidential

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                                    EXHIBIT A

          FORM OF LICENSE, DEVELOPMENT AND COMMERCIALIZATION AGREEMENT

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  [Filed separately as Exhibit 10.25 to the Registration Statement on Form S-1]






                                         [/\#/\]CONFIDENTIAL TREATMENT REQUESTED


           Collaboration and Option Agreement - Confidential